EXHIBIT 10.21


Exhibit 10.21 - Supplemental Executive Retirement Plan






                                     CAPMAC

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                        EFFECTIVE AS OF SEPTEMBER 1, 1995

                                     CAPMAC

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


 Section                                                    Page
 -------                                                    ----

 I.           Establishment and Purpose . . . . . . . . . . .  1

 II.          Definitions . . . . . . . . . . . . . . . . . .  2
 III.         Eligibility and Participation . . . . . . . . .  5

 IV.          Deferred Compensation Amounts . . . . . . . . .  6

 V.           Time of Payment and Manner of Payments  . . . .  8

 VI.          Deferred Compensation Account . . . . . . . . . 10
 VII.         Administration  . . . . . . . . . . . . . . . . 12

 VIII.        Miscellaneous . . . . . . . . . . . . . . . . . 13

 Appendix     Schedule of Participants

                                    SECTION I

                            ESTABLISHMENT AND PURPOSE


          1.01 Establishment.  CapMAC Holdings Corp. (hereinafter referred to as
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the "Company") hereby establishes, effective as of September 1, 1995, an unfunded supplemental deferred compensation plan for a select group of management or highly compensated employees as described herein, which shall be known as the CAPMAC SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN" (hereinafter referred to as the "Plan").

          1.02 Purpose.  The purpose of this Plan is to enable the Company to
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supplement the benefits under the CapMAC Employee Stock Ownership Plan to certain executive employees of the Company, which will be reduced because of the limitations under Section 401(a)(17) and Section 415 of the Internal revenue

Code of 1986, as amended, and to attract and retain certain executive employees of outstanding competence by providing capital accumulation opportunities to such individuals.

                                   SECTION II

                                   DEFINITIONS





          The following words and phrases shall have the following meanings,

unless a different meaning is plainly required by the context.  Any masculine terminology used in the Plan shall also include the feminine gender and the definition of any terms in the singular shall also include the plural.

          2.01  "Account" or "Deferred Compensation Account" means the deferred compensation account established for a Participant pursuant to Section VI to which allocations of Company Supplemental ESOP Contributions and interest thereon are credited.

          2.02  "Beneficiary" means any person or entity validly designated by the Participant in accordance with Section III to receive the benefits, if any,

payable under the Plan to such Participant.

          2.03  "Board" means the Board of Directors of the Company.

          2.04  "Committee" means the Administration Committee as defined in

Section VII.

          2.05 "Company" means CapMAC Holdings Inc., or any successor by merger,

purchase or otherwise, or any other affiliated company which has adopted the

CapMAC Employee Stock Ownership Plan and as approved by the Administrative

Committee.

          2.06  "Company Supplemental ESOP Contribution" means the amount, if any, contributed by the Company to the Plan on behalf of the Participant in accordance with Section IV.  For any Plan Year, the amount of any Company

Supplemental ESOP Contributions shall be made in the sole discretion of the

Company.

          2.07  "Disability" means a physical or mental disability which qualifies the Participant for disability benefits under the long-term disability plan of the Company.

          2.08  "Effective Date" means September 1, 1995.

          2.09  "Eligible Employee" means any employee who is a member of the

Policy Committee or member of senior management and who satisfies the requirements of Section III and has been designated by the Administrative

Committee to participate in the Plan.

          2.10 "ESOP" means the CapMAC Employee Stock Ownership Plan, the tax-

qualified plan maintained by the Company.

          2.11 "Participant" means an Eligible Employee of the Company who is selected to participate in the Plan in the manner described in Section III.

          2.12 "Plan" means the CapMAC Supplemental Executive Retirement Plan as set forth herein and as the same may be amended from time to time.

          2.13 "Plan Year" means the calendar year.

          2.14 "Retirement Date" means the Participant's Normal Retirement Date,

Deferred Retirement Date or Disability Retirement Date as those terms are defined under the ESOP.

          2.15 "Total Compensation" means an Eligible Employee's total wages payable for a calendar year by the Company including all other payments of compensation payable by the Company and reportable on such Eligible Employee's

Form W-2.

          2.16 "Trust" means the CapMAC Supplemental Executive Retirement Plan

Trust or any other trust established by agreements between the Company and the

Trustee in connection with the Plan under which Plan assets are held and invested and from which benefits under the Plan are paid.

          2.17 "Trustee" means the corporation, or other entity acting as trustee of the Trust at any time and from which benefits under the Plan are paid.

          2.18 "Year of Service" means a one year period of employment with the

Company in which the Participant completes at least 1,000 hours.

          2.19 "Valuation Date" means December 31 or any other date selected by the Administrative Committee upon which the Plan assets are valued.

                                   SECTION III

                          ELIGIBILITY AND PARTICIPATION



          3.01 Eligibility
               -----------

               (a)  Any employee who is also a member of the Policy Committee shall be considered an Eligible Employee.  The Board of Directors of the Company

may select from time to time additional senior management employees who shall be eligible to participate under the Plan.

               (b)  Participation in the Plan shall continue until the balance credited to the Participant's Account has been paid in full.

          3.02 Beneficiary Designation  The Participant shall submit to the
               -----------------------

Company upon enrollment in the Plan or at such time as the Administrative

Committee requests and on a form provided by the Committee, a written designation of a primary beneficiary to whom payment of his Deferred

Compensation Account under the Plan shall be made in the event of his death.

Each beneficiary designation shall become effective only when received by the

Administrative Committee.

                                   SECTION IV

                          DEFERRED COMPENSATION AMOUNTS



          4.01 Company Supplemental ESOP Contributions.  The Company may
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contribute to the Trust for each Plan Year and on behalf of each Participant, a

Company Supplemental ESOP Contribution, as may be determined by the

Administrative Committee in its sole discretion provided, however, that the

Participant is employed by the Company on the last day of such Plan Year.  For

Plan years beginning on or after June 22, 1992, the Company Supplemental ESOP

Contribution for any Plan Year shall be the "value," as defined below, of the number of shares that represents the difference between (I) the number of shares that would have been allocated to each Participant under the ESOP without regard to the limitations under Sections 401(a)(17) and 415 of the Code, and (II) the number of shares that are actually allocated to such Participant under the ESOP for the applicable Plan Year.  For purposes of this Section 4.01, the "value" of the shares which will determine the amount of the Company Supplemental ESOP

Contribution for any Plan Year shall mean the per share value of the common stock of the Company as of the last day of the Plan Year for which the contribution is made.

          4.02 Interest Rate Credit.  A Participant's Deferred Compensation
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Account shall reflect the actual investment experience of the Trust investments during the applicable Plan Year.  For the Plan Years before January 1, 1995, if no investment is made, the Company shall credit each Participant's Deferred

Compensation Account with interest at a rate of 10% per annum.

          4.03 Vesting.
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


               (a)  All Company Supplemental ESOP Contributions made on behalf of a Participant and credited to his Deferred Compensation Account shall be vested in accordance with the following schedule:

                          Year of Service  Percent Vested
                          ---------------  --------------


                          less than 5             0%

                          years


                          5 or more years       100%

For vesting purposes, Years of Service shall include all prior years of service completed by the Participant with the Company (including all service with

Citicorp or any of its subsidiaries).  Notwithstanding the foregoing, a

Participant shall be 100% vested in and have a nonforfeitable right to his

Deferred Compensation Account upon death or the attainment of his Retirement

Date while in the service of the Company.

                                    SECTION V

                     TIME OF PAYMENT AND MANNER OF PAYMENTS



          5.01 Time of Payment.  Payments of the Participant's Deferred
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Compensation Account under the Plan shall be made in accordance with the

Company's ESOP and will commence upon one of the following events:

               (a)  death,

               (b)  disability retirement date

               (c)  normal retirement date, deferred retirement date or

               (d)  other termination of employment

          5.02 Manner of Payment.  A Participant may irrevocably elect the
               ------------------

manner in which Company Supplemental ESOP Contributions made under the Plan will be paid.  Any such election must be made at the Participant's initial enrollment in the Plan.  In accordance with the distribution options under the ESOP, the

Participant may select either a single lump sum payment or substantially equal periodic payments (not less frequently than annually under rules adopted by the

Administrative Committee), payable in installments of equal or varying percentages of the balance of his bookkeeping account under the Trust or such other method as approved by the Administrative Committee.  Distribution of the

Participant's Account shall be made in either cash or in whole shares at their then fair market value based on the most recent Valuation Date preceding the distribution, provided, however, such value can be determined by the Company at a reasonable cost.






































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
Notwithstanding anything to the contrary and subject to the discretion of the

Administrative Committee, if at the time of distribution, the Participant's

Account is invested in assets that are not readily tradeable (or valuation of such assets is not readily ascertainable) the amount of the Participant's distribution shall consist of all Company contributions made to the

Participant's Account credited annually (since the date of his initial participation) with an interest rate which is equivalent to the average quarterly rate of interest on 30 year U.S. Treasury Bonds.



          5.03 Death Benefit
               -------------

               (a)  In the event of the Participant's death while in the

employment of the Company and prior to the commencement of his Deferred

Compensation Account, the Company shall pay the amount of the Participant's

Deferred Compensation Account in a lump sum payment as of the date of death to the Participant's designated Beneficiary in accordance with the such designation received by the Administrative Committee.

               (b)  In the event of the Participant's death after the

commencement of his Deferred Compensation Account, but prior to the completion of all such payments due and owing hereunder, the Company shall continue to make such payments, in equal annual installments over the remainder of the period that would have been applicable to the Participant had he survived.  Such continuing payments shall be made to the Participant's designated Beneficiary,

in accordance with the last such designation received by the Administrative

Committee from the Participant prior to his death.

                                   SECTION VI

                          DEFERRED COMPENSATION ACCOUNT



          6.01 Participant Accounts. The Administrative Committee shall cause
               --------------------

the Trustee to maintain a bookkeeping account to be kept in the name of each

Participant which shall reflect the value of the Company Supplemental ESOP

Contributions, if any, made by the Company, on the Participant's behalf.  The

Participant's Account shall be credited with the Company contributions including interest thereon at times as the Administrative Committee shall direct.

          6.02 Investment of Accounts.  In accordance with the terms of the
               ----------------------

Trust, the value of funds credited to the Participant's bookkeeping account may be kept in cash or invested and reinvested in mutual funds, stocks, bonds,

securities or any other investment funds as may be selected by the

Administrative Committee in its discretion and reflected in Investment

Guidelines furnished to the Trustee from time to time.  In no event, however,

will the Deferred Compensating Accounts be invested in any Company common stock and the value of such Accounts will not reflect the appreciation in the fair market value of such stock at any particular time.  In providing such Investment

Guidelines to the Trustee, the Participants shall be permitted limited investment direction of their Deferred Compensation Accounts, subject to approval by the Administrative Committee and the Trustee, to select the investment vehicles described in the Investment Guidelines in which the Accounts are deemed to be invested.  Any investment direction by the Participants shall be deemed a continuing direction until a change is approved by the

Administrative Committee.  As of each Valuation Date, the bookkeeping


































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
Account of each Participant shall be credited with a gain or loss equal to the adjustment which would be made if assets equal to the bookkeeping account had been invested in accordance with such Investment Guidelines.

          6.03 Assumption of Risk.  The Participant agrees on behalf of himself
               ------------------

and his designated beneficiary to assume all risk in connection with any decrease in value of the funds which are deemed to be invested or which continue to be invested in accordance with the provisions of this Plan.  Funds invested or deemed invested under this Plan shall continue for all purposes to be part of the general assets of the Company, and no person, other than the Company shall,

by virtue of the provisions of this Plan, have interest in such funds.

          6.04 Charges Against Accounts.  There shall be charged against each
               ------------------------

Participant's bookkeeping account any payments made to the Participant or his beneficiary in accordance with Plan Article V.

                                   SECTION VII

                                 ADMINISTRATION



          8.01 Authority.  The Plan shall be administered by the Administrative
               ---------

Committee thereof appointed by the Board, which shall have full power and authority to administer and interpret the Plan.  It shall be the duty of the

Administrative Committee to maintain such records as well enable the

Administrative Committee to determine the employees and their beneficiaries who are entitled to receive a benefit under the Plan.  The Administrative Committee may establish rules for the administration of the Plan from time to time.  Any decision by the Administrative Committee concern the Plan shall be final and binding on all persons participating in the Plan.

          8.02 Liability.  No member of the Board or management of the Company
               ---------

or the Administrative Committee shall be liable to any persons for any actions taken under the Plan.

          8.03 Procedures.  The Board may from time to time adopt such
               ----------

procedures as it deems appropriate to assist in the administration of the Plan.


















































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
                                  SECTION VIII

                                  MISCELLANEOUS



          9.01 Claim for Benefits.  No employee or other person shall have any
               ------------------

claim or right to payment of any amount hereunder until payment has been authorized and directed by the Board.

          9.02 Not an Employment Contract.  This Plan is not and shall not be
               --------------------------

deemed to constitute a contract of employment between the Company and any employee or other person, nor shall anything herein contained be deemed to give any employee or other person any right to be retained in the Company's employ or in any way limit or restrict the Company's right or power to discharge any employee or other person at any time and to treat him without regard to the effect which such treatment might have upon him as a Participant in the Plan.

Each Participant, Beneficiary and any other person or persons having or claiming a right to payments thereunder shall rely solely on the unsecured promise of the

Company, and nothing herein shall be construed to give a Participant,

Beneficiary or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title or interest now or in the future.

          9.03 Nontransferability.  A Participant's rights and interest under
               -------------------

the Plan, including amounts payable, may not be assigned, pledged or transferred except, in the event of a Participant's death, to his Beneficiary.

          9.04 Tax Withholding.  The Company shall withhold the amount of any
               ---------------

federal, state or local income tax or other tax required to be withheld by the

Company under applicable law with respect to any amount payable under the

Plan.

          9.05 Expenses.  All expenses of administering the Plan shall be borne
               --------

by the Company.

          9.06 Governing Law.  The Plan shall be construed in accordance with
               -------------

and governed by the laws of the State of New York.

          9.07 Amendment and Termination.  The Board, in its discretion, may
               -------------------------

amend or terminate the Plan at any time.  Notice of any amendment or termination shall be promptly communicated to Participants.







                                        CapMAC Holdings Inc.







                                        By: ________________

                                    APPENDIX



                            SCHEDULE OF PARTICIPANTS